Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Clipper Realty Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-217191 and 333-239536) of Clipper Realty Inc. of our report dated March 15, 2022, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO USA, LLP

New York, New York

March 15, 2022